UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): December 1, 2010

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.                                        Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 1, 2010, Fluor Corporation (the “Company”) adopted a revised Code of Business Conduct and Ethics (the “Code”) applicable to all employees, including the Company’s chief executive officer, chief financial officer, and principal accounting officer and controller.  The Code was revised, among other things, to (1) enhance its overall readability and understanding, (2) update its design, tone and learning aids, and (3) address compliance with legal and regulatory requirements applicable to the Company’s operations, including its commitment to anti-corruption, avoidance of conflicts of interest and prevention of money laundering, among other matters.  The adoption of the revised Code did not result in any waiver, explicit or implicit, of any provision of the Company’s previous Code.

The foregoing summary of the revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code, which is posted in the Sustainability section of the Company’s website at www.fluor.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 6, 2010		FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Senior Vice President, Chief Legal Officer and Secretary